Exhibit 23(g)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement No.333-290475-06 on Form S-3 of our report dated February 26, 2026, relating to the consolidated financial statements of Piedmont Natural Gas Company, Inc. and subsidiaries (“Piedmont”) appearing in the Annual Report on Form 10-K of Piedmont for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

May 4, 2026